EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 26, 2006

Contact:     Martin A. Thomson
             Chief Executive Officer


                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                      ANNOUNCES FIRST QUARTER 2006 EARNINGS


Alpena, Michigan - (April 26, 2006) First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net earnings of $212,000, or $.07 per share, for the quarter ended March 31, 2006, compared to net earnings of $142,000, or $.05 per share, for the quarter ended March 31, 2005. Earnings-per-share was calculated based on weighted average outstanding shares of 3,116,745 and 3,066,221 for the periods ended March 31, 2006 and 2005, respectively. The number of shares outstanding for the period ended March 31, 2005 for purposes of calculating per share earnings has been adjusted to give retroactive recognition to the exchange ratio applied in the Company's stock offering and related second-step conversion, which closed on April 1, 2005.

Interest income increased to $4.0 million for the three months ended March 31, 2006 from $3.5 million for the same period ended March 31, 2005. The increase in interest income was due primarily to an increase in average balances of non-mortgage loans of $11.0 million from March 31, 2005 to March 31, 2006, reflecting the Company's continued emphasis on commercial lending, and an increase in yield on adjustable rate loans over the same period, reflecting higher market interest rates. Also contributing to higher interest income was the increase in the average balance of available-for-sale securities of $13.8 million from March 31, 2005 to March 31, 2006, while the yield on those securities increased 49 basis points period over period.

Interest expense increased to $1.9 million for the three months ended March 31, 2006 from $1.6 million for the three months ended March 31, 2005. This increase was due primarily to an increase in average interest-bearing deposits of $8.4 million from March 31, 2005 to March 31, 2006, as well as an increase of 49 basis points in the costs of those funds, reflecting continued increasing upward market pressure on deposit rates.

Stockholders' equity was $36.6 million at March 31, 2006, an increase of $38,000 from December 31, 2005. Net earnings for the quarter of $212,000 were offset by a dividend declaration of $156,000 and loss in value of available-for-sale securities of $40,000. The loss in value of these securities was due to changes in interest rates and was not considered by management to be other than temporary.

Total assets of the Company at March 31, 2006 were $287.4 million, an increase of $4.6 million, or 1.6%, over assets of $282.8 million at December 31, 2005. The asset quality of the Company remained strong, with reserves allocated in an amount the Company believes to be adequate to absorb probable losses. The ratio of total nonperforming assets to total assets was 1.11% at March 31, 2006 compared to 1.57% at December 31, 2005.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

     First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries Consolidated Balance Sheet


                                             March 31, 2006  December 31, 2005
                                               (Unaudited)

    ASSETS
    Cash and cash equivalents:
    Cash on hand and due from banks.........   $4,748,052        $4,497,629
    Overnight deposits with FHLB............      122,156           281,565
                                             ------------      ------------
    Total cash and cash equivalents.........    4,870,208         4,779,194
    Securities AFS..........................   54,685,486        53,411,609
    Securities HTM..........................    1,775,000         1,775,000
    Loans held for sale.....................      334,172                 -
    Loans receivable, net of allowance for
      loan losses of $1,430,618 and
      $1,415,764 as of March 31, 2006 and
      December 31, 2005, respectively.......   204,502,872       201,183,076
    Foreclosed real estate and other
      repossessed assets....................      525,269           434,823
    Real estate held for investment.........      135,543           352,136
    Federal Home Loan Bank stock, at cost...    4,765,000         4,765,000
    Premises and equipment..................    7,568,813         7,392,207
    Accrued interest receivable.............    1,469,560         1,601,691
    Intangible assets.......................    2,964,105         3,088,986
    Goodwill................................    1,349,854         1,349,854
    Other assets............................    2,418,454         2,641,195
                                             ------------      ------------
    Total assets............................ $287,364,336      $282,774,771
                                             ============      ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Liabilities:
    Deposits................................ $185,621,906      $188,734,743
    Advances from borrowers for taxes
      and insurance.........................      234,889            27,709
    Federal Home Loan Bank advances &
      Note Payable..........................   61,833,622        54,403,622
    Accrued expenses and other liabilities..    2,986,380         2,959,111
                                              -----------       -----------
    Total liabilities.......................  250,676,797       246,125,185
                                              -----------       -----------
    Commitments and contingencies...........            -                 -

    Stockholders' equity:
    Common stock ($0.01 par value 20,000,000
      shares authorized 3,120,342 and
      3,115,510 shares issued and outstanding,
      respectively).........................       31,203            31,155
    Additional paid-in capital..............   23,558,106        23,560,462
    Retained earnings, restricted...........            -                 -
    Retained earnings.......................   14,759,320        14,703,130
    Unallocated ESOP........................   (1,163,083)       (1,186,940)
    Accumulated other comprehensive loss....     (498,007)         (458,221)
                                             ------------      -------------
    Total stockholders' equity..............   36,687,539        36,649,586
                                             ------------      -------------
    Total liabilities and stockholders'
      equity................................ $287,364,336      $282,774,771
                                             ============      ============

    First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries Consolidated Statement of Income


                                                    For the Three Months
                                                       Ended March 31,
                                                   2006              2005
                                                         (Unaudited)

    Interest income:
    Interest and fees on loans..............   $3,416,613         3,096,727
    Interest and dividends on investments...      561,811           341,644
    Interest on mortgage-backed securities..       54,975            66,717
                                              -----------        ----------
    Total interest income...................    4,033,399         3,505,088
                                              -----------        ----------
    Interest expense:
    Interest on deposits....................    1,239,910           980,938
    Interest on borrowings..................      669,347           617,976
                                               ----------        ----------
    Total interest expense..................    1,909,257         1,598,914
                                               ----------        ----------
    Net interest income.....................    2,124,141         1,906,174
    Provision for loan losses...............       69,500            79,258
                                               ----------        ----------
    Net interest income after provision
     for loan losses........................    2,054,641         1,826,916
                                               ----------        ----------

    Non Interest income:
    Service charges and other fees..........      237,146           231,421
    Mortgage banking activities.............       72,803           118,688
    Gain on sale of available-for-sale
     investments............................            -                 -
    Net gain on sale of premises and
     equipment, real estate owned and other
     repossessed assets.....................        2,256            (4,907)
    Other...................................       45,220            22,067
    Insurance & Brokerage Commissions.......      768,654           732,054
                                               ----------        ----------
    Total other income......................    1,126,079         1,099,323
                                               ----------        ----------
    Non interest expenses:
    Compensation and employee benefits......    1,544,900         1,564,284
    SAIF Insurance Premiums.................        6,408             6,489
    Advertising.............................       51,089            39,857
    Occupancy...............................      369,281           315,000
    Amortization of intangible assets.......      124,881            70,581
    Service Bureau Charges..................       86,281            89,963
    Insurance & Brokerage Commission Expense      268,107           280,499
    Professional Services...................       85,335            58,656
    Donation to First Federal Community
     Foundation.............................            -                 -
    Other...................................      324,860           286,853
                                               ----------        ----------
    Other expenses..........................    2,861,142         2,712,182
                                               ----------        ----------
    Income before income tax expense........      319,578           214,057
    Income tax expense......................      107,370            72,046
                                               ----------        ----------
    Net income..............................     $212,208          $142,011
                                               ==========        ==========
    Per share data:
    Basic earnings per share................        $0.07             $0.05
    Weighted average number of shares
     outstanding............................    3,116,745         3,066,221

    Diluted earnings per share..............        $0.07             $0.04
    Weighted average number of shares
     outstanding, including dilutive stock
     options................................     3,120,904         3,090,031

    Dividends per common share..............        $0.050            $0.054
